Exhibit 1

PURCHASE AGREEMENT

THE COLONIAL BANCGROUP, INC.

(a Delaware corporation); and

COLONIAL CAPITAL TRUST IV

(a Delaware statutory trust)

4,000,000 Preferred Securities

●% Preferred Securities

(Liquidation Amount $25 Per Preferred Security)

Dated: September ●, 2003

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SECTION 4.	Payment of Expenses.	13

(a)	Expenses	13
(b)	Termination of Agreement	14

SECTION 5.	Conditions of Underwriters’ Obligations	14

(a)	Effectiveness of Registration Statement	14
(b)	Opinion of Counsel for Company	14
(c)	Opinion of Special Tax Counsel for the Trust and the Company	14
(d)	Opinion of Special Delaware Counsel for the Trust	15
(e)	Opinion of Counsel for The Bank of New York	15
(f)	Opinion of Counsel for Underwriters	15
(g)	Officers’ Certificates	15
(h)	Accountant’s Comfort Letter	16
(i)	Bring-down Comfort Letter	16
(j)	Maintenance of Rating	16
(k)	Additional Documents	16
(l)	Termination of Agreement	16
(m)	Approval of Listing	17

SECTION 6.	Indemnification.	17

(a)	Indemnification of Underwriters	17
(b)	Indemnification of Trust by Company	18
(c)	Indemnification of Trust, Company, Directors and Officers	18
(d)	Actions against Parties; Notification	18
(e)	Settlement without Consent if Failure to Reimburse	19

SECTION 7.	Contribution	19

SECTION 8.	Representations, Warranties and Agreements to Survive Delivery	20

SECTION 9.	Termination of Agreement.	20

(a)	Termination; General	20
(b)	Liabilities	21

SECTION 10.	Default by One or More of the Underwriters	21

SECTION 11.	Notices	22

SECTION 12.	Parties	22

SECTION 13.	Governing Law and Time	22

SECTION 14.	Effect of Headings	22

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SCHEDULES

	Schedule A — List of Underwriters	Sch. A-1

EXHIBITS

	Exhibit A — Form of Opinion of Company’s Counsel	A-1
	Exhibit B — Form of Opinion of Trust’s Special Delaware Counsel	B-1

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THE COLONIAL BANCGROUP, INC.

(a Delaware corporation)

COLONIAL CAPITAL TRUST IV

(a Delaware statutory trust)

4,000,000 Preferred Securities

●% Preferred Securities

(Liquidation Amount $25 Per Preferred Security)

PURCHASE AGREEMENT

September ●, 2003

Lehman	Brothers Inc.

Stifel, Nicolaus & Company, Incorporated

as Representatives of the several Underwriters

c/o	Lehman Brothers Inc.
745 Seventh Avenue
New York, NY 10019

Ladies and Gentlemen:

Colonial Capital Trust IV (the “Trust”), a statutory trust created under the Statutory Trust Act (the “Delaware Act”) of the State of Delaware (Chapter 38, Title 12 of the Delaware Code, 12 Del. Sections 3801 et seq.) confirms its agreement with Lehman Brothers Inc. (“Lehman”), Stifel, Nicolaus & Company, Incorporated (“Stifel”) and each of the other Underwriters named in Schedule A hereto (collectively the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Lehman and Stifel are acting as Representatives (in such capacity, the “Representatives”) with respect to the issue and sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of ●% Preferred Securities (liquidation amount $25 per preferred security) in the respective numbers set forth in said Schedule A hereto (the “Preferred Securities”). The aforesaid 4,000,000 Preferred Securities (the “Preferred Securities”) are more fully described in the Prospectus (as defined below).

The Preferred Securities will be guaranteed by The Colonial BancGroup, Inc., a Delaware corporation (the “Company”), to the extent set forth in the Prospectus, with respect to distributions and amounts payable upon liquidation or redemption (the “Preferred Securities Guarantee”) pursuant to the Preferred Securities Guarantee Agreement (the “Preferred Securities Guarantee Agreement”), to be dated as of Closing Time (as defined below), executed and delivered by the Company and The Bank of New York (the “Guarantee Trustee”), a New York banking corporation, not in its individual capacity but solely as trustee, for the benefit of the holders from time to time of the Preferred Securities. The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the

Company of its common securities (the “Common Securities”) guaranteed by the Company, to the extent set forth in the Prospectus, with respect to distributions and amounts payable upon liquidation or redemption pursuant to the Common Securities Guarantee Agreement (the “Common Securities Guarantee Agreement” and, together with the Preferred Securities Agreement, the “Guarantee Agreements”), to be dated as of Closing Time, executed and delivered by the Company for the benefit of the holders from time to time of the Common Securities, and will be used by the Trust to purchase $● aggregate principal amount of ●% Junior Subordinated Debentures due 2033 (the “Debentures”) issued by the Company. The Preferred Securities and the Common Securities will be issued pursuant to the Amended and Restated Declaration of Trust, to be dated as of Closing Time (the “Declaration”), among the Company, as Sponsor, The Bank of New York, as institutional trustee (the “Institutional Trustee”), The Bank of New York (Delaware), as Delaware trustee (the “Delaware Trustee”), and Kamal S. Hosein, William A. McCrary and Sarah H. Moore as regular trustees (the “Regular Trustees,” and together with the Institutional Trustee and the Delaware Trustee, the “Trustees”), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Debentures will be issued pursuant to an Indenture, dated as of March 21, 2002 (the “Base Indenture”), between the Company and The Bank of New York, as trustee (the “Indenture Trustee”), as supplemented by the Second Supplemental Indenture, to be dated as of Closing Time (the “Second Supplemental Indenture,” and together with the Base Indenture, the “Indenture”) between the Company and the Indenture Trustee. The Preferred Securities, the Preferred Securities Guarantee and the Debentures are collectively referred to herein as the “Securities.” Capitalized terms used herein without definition have the respective meanings specified in the Prospectus.

The Company and the Trust each understand that the Underwriters propose to make a public offering of the Preferred Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company and the Trust have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-             and 333-             - 01), including the relevant forms of prospectus and preliminary prospectus, covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the 1933 Act Regulations, if applicable, and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 (“Rule 434”) of the 1933 Act Regulations, prepare and file a term sheet (a “Term Sheet”) in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information” or (b) pursuant to paragraph (d) of Rule 434 is referred to as “Rule 434 Information.” Any prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” Such registration statement, including the exhibits thereto, schedules thereto, if any, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, the Rule 430A Information and the Rule 434 Information, if any, at the time it became effective, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Preferred Securities, is herein called the “Prospectus.” If Rule 434 is relied on, the term “Prospectus” shall refer to the preliminary prospectus together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company and the Trust. The Company and the Trust jointly and severally represent and warrant to each Underwriter as of the date hereof and as of the Closing Time (the “Representation Date”), and agrees with each Underwriter, as follows:

(i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company and the Trust, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, at the date hereof, and at each Representation Date, the Registration Statement, the Rule 462(b) Registration Statement

and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act of 1939 (the “1939 Act”) and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, at the time the Prospectus or any such amendment or supplement was issued or at the Closing Time included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company and the Trust will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply (A) to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Trust or the Company in writing by any Underwriter through Lehman expressly for use in the Registration Statement or the Prospectus or (B) to that part of the Registration Statement that constitutes the Statements of Eligibility on Form T-1 (the “Forms T-1”) under the Trust Indenture Act of the Indenture Trustee, the Institutional Trustee and the Guarantee Trustee.

The relevant forms of prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and any preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the date hereof, at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Time did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iv) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. Said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and no pro-forma financial statements of the Company and its subsidiaries are required to be included in the Registration Statement under Regulation S-K.

(v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, except for dividends paid by the Company in the ordinary course of business consistent with past practice.

(vi) Maintenance of Controls and Procedures. Each of the Company and its subsidiaries has established and maintains “disclosure controls and procedures” (as defined in Rule 13a-15 and 15d-15 under the 1934 Act) that (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive officer and its Chief Financial Officer by others within those entities, particularly during the periods in which the filings made by the Company with the Commission which it may make under Section 13(a), 13(c), 14 or 15(d) of the 1934 Act are being prepared, (B) have been evaluated for effectiveness as of the end of the period reported in the Company’s most recent annual or quarterly report filed with the Commission and (C) are effective to perform the functions for which they were established. The Company’s accountants and the audit committee of the Board of Directors of the Company have been advised of (x) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data and (y) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls. Any material weaknesses in internal controls have been identified for the Company’s accountants. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(vii) Good Standing of the Company and its Significant Subsidiary. Each of the Company and its subsidiary, Colonial Bank, N.A., has been duly organized and is validly existing as a corporation and as a national association, respectively, in good standing under the laws of the jurisdiction where it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus and enter into and perform its obligations under the Purchase Agreement and the transactions contemplated thereunder and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business (except where the failure to so qualify or be in good standing would not have a Material Adverse Effect). All of the issued and outstanding capital stock of Colonial Bank, N.A. has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except that 21,750 shares of Colonial Bank, N.A. stock are pledged to SunTrust Bank pursuant to that certain Intangible Personal Property Security Agreement, dated as of June 2, 2003, as security for Colonial Bank, N.A.’s $25 million line of credit with SunTrust Bank. None of the outstanding shares of capital stock of Colonial Bank, N.A. was issued in violation of the preemptive or similar rights of any securityholder of Colonial Bank. N.A. Other than Colonial Bank, N.A., there is no other “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X), individually or in the aggregate, of the Company. The Company is duly registered as a financial holding company under the Bank Holding Company Act of 1956, as amended.

(viii) Existence of Trust. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Act, is and will be treated as a “grantor trust” for federal income tax purposes under existing law, has the statutory trust power and authority to conduct its business as presently conducted and as described in the Prospectus and is not required to be authorized to do business in any other jurisdiction.

(ix) Authorization of Declaration. The Declaration has been duly authorized by the Company and duly qualified under the 1939 Act and, when validly executed and delivered by the Company and the Regular Trustees, and assuming the due authorization, execution and delivery of the Declaration by the Delaware Trustee and the Institutional Trustee, the Declaration will constitute a valid and binding obligation of the Company and the Regular Trustees, enforceable against the Company and the Regular Trustees in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(x) Common Securities. The Common Securities have been duly authorized by the Declaration and, when issued and delivered by the Trust to the Company in accordance with the terms of the Declaration and against payment therefor as described in the Prospectus, will be validly issued and (subject to the terms of the Declaration) fully paid and nonassessable undivided beneficial interests in the assets of the Trust. The issuance of the Common Securities is not subject to preemptive or other similar rights. No holder of Common Securities will be subject to personal liability by reason of being such a holder. At the Closing Time, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(xi) Preferred Securities. The Preferred Securities have been duly authorized by the Declaration and, when authenticated in the manner provided for in the Declaration and issued and delivered pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and (subject to the terms of the Declaration) fully paid and nonassessable undivided beneficial interests in the assets of the Trust entitled to the benefits of the Declaration and the Preferred Securities Guarantee Agreement. The issuance of the Preferred Securities is not subject to preemptive or other similar rights. Holders of Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

(xii) Guarantee Agreement. The Guarantee Agreement has been duly authorized by the Company and duly qualified under the 1939 Act and, when validly executed and delivered by the Company, and assuming due authorization, execution and delivery of the Preferred Securities Guarantee Agreement by the Guarantee Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Preferred Securities Guarantee Agreement has been duly qualified under the 1939 Act.

(xiii) Authorization of Indenture. The Indenture has been duly authorized by the Company and duly qualified under the 1939 Act and, when duly executed and delivered by the Company and assuming the due authorization, execution and delivery of the Indenture by the

Indenture Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xiv) Authorization of Debentures. The Debentures have been duly authorized by the Company and, when executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as contemplated in this Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xv) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Trust.

(xvi) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to the Company’s Registration Statement on Form S-4 (No. 333-107697), filed with the SEC on August 6, 2003 and declared effective August 14, 2003, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xvii) Absence of Defaults and Conflicts. None of the Company, its subsidiaries or the Trust is in violation of its charter or by-laws or other organizational documents, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, any such subsidiary or the Trust is a party or by which any of them may be bound, or to which any of the property or assets of the Company, any such subsidiary or the Trust is subject, except for such defaults that would not result in a Material Adverse Effect. The execution and delivery by the Company and the Trust of, and the performance by the Company and the Trust of their obligations under, this Agreement, the Declaration, the Preferred Securities Guarantee Agreement, the Indenture and the Debentures, the issuance and delivery by the Trust of the Common Securities and Preferred Securities, the consummation of the sale of the Preferred Securities and the issuance and sale by the Company of the Debentures to the Trust and the fulfillment of the terms herein and therein contemplated do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (in each case material to the Company and its subsidiaries (including the Trust)

considered as a whole or as to the Trust separately), any indenture, mortgage, deed of trust, loan agreement, guarantee, lease, financing agreement or other similar agreement or instrument to which the Company or any of its subsidiaries (including the Trust) is a party or by which the Company or any of its subsidiaries (including the Trust) is bound or to which any of the property or assets of the Company or any of its subsidiaries (including the Trust) is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or the Declaration of the Trust, nor will such actions result in any violation (in each case material to the Company and its subsidiaries (including the Trust) considered as a whole or as to the Trust separately) of any statute or any order, rule or regulation of any court or regulatory authority or other governmental body having jurisdiction over the Trust or the Company or any of its subsidiaries or any of their properties. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for, and the absence of which would materially affect, the performance by the Company and the Trust of their obligations under this Agreement, the Declaration, the Preferred Securities Guarantee Agreement and the Indenture and the issuance and sale of the Preferred Securities and the Debentures, except such approvals as will be obtained under the 1933 Act, the 1934 Act or the 1939 Act and as may be required by the securities or Blue Sky laws of the various states or the securities laws of non-U.S. jurisdictions in connection with the sale of the Preferred Securities.

(xviii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Trust, threatened, against or affecting the Company or any subsidiary of the Company (including the Trust), which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company and its subsidiaries taken as a whole or the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Trust of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xix) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except for such Governmental Licenses the absence of which would not cause a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which could, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, reasonably be expected to result in a Material Adverse Effect.

(xx) Investment Company Act. Neither the Company nor the Trust is, and upon the issuance and sale of the Preferred Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus neither will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Trust of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, the Declaration or the Indenture or for the execution, delivery or performance of this Agreement, the Declaration, the Preferred Securities, the Preferred Securities Guarantee Agreement, the Indenture or the Debentures, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and except for the qualification of the Declaration, the Preferred Securities Guarantee Agreement and the Indenture under the 1939 Act.

(b) Officers’ Certificates. Any certificate signed by any officer of the Company or the Trust delivered to Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Trust, respectively, to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Preferred Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the purchase price of $25 per Preferred Security, the number of Preferred Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Preferred Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as they in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

(b) Payment. As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Debentures, the Company hereby agrees to pay at the Closing Time to the Underwriters a commission of $0.7875 per Preferred Security purchased by the Underwriters. Payment of the purchase price for, and delivery of certificates for, the Preferred Securities shall be made at the offices of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Underwriters, the Company and the Trust, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 p.m. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters, the Company and the Trust (such time and date of payment and delivery being herein called the “Closing Time”).

Payment shall be made to the Trust by wire transfer of immediately available funds to the order of the Trust, against delivery to the Underwriters of certificates for the Preferred Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for the Preferred Securities which it has agreed to purchase. Lehman, individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Preferred Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time but such payment shall not relieve such Underwriter from its obligations hereunder.

At the Closing Time the Company will pay, or cause to be paid, the commission payable to the Underwriters at such time under this Section 2 to Lehman on behalf of the Underwriters by wire transfer of immediately available funds.

(c) Denominations; Registration. Certificates for the Preferred Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least two full business days before the Closing Time. The certificates for the Preferred Securities will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

SECTION 3. Covenants of the Company and the Trust. The Company and the Trust jointly and severally covenant with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company and the Trust, subject to Section 3(b), will comply with the requirements of Rule 424, Rule 430A or Rule 434, as applicable, and will notify the Underwriters immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, any prospectus, or of the suspension of the qualification of the Preferred Securities for offering or sale in any jurisdiction or of the initiation or threatening of any proceedings for any of such purposes. The Company and the Trust will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company and the Trust will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. The Company and the Trust will give the Representatives notice of their intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents to, and consult with, the Representatives and their counsel within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Representatives shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Representatives, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith and, upon request, documents incorporated or deemed to be incorporated by reference therein), and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Representatives. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectus. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will deliver to each Underwriter, without charge, as many copies of the Prospectus and any amendment or supplement thereto as such Underwriter reasonably requests, and the Company and the Trust hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company and the Trust will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If, at any time when a prospectus is required by the

1933 Act to be delivered in connection with sales of the Preferred Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters and for the Company or the Trust, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company and the Trust will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Blue Sky Qualifications. The Company and the Trust will each use its best efforts, in cooperation with the Underwriters, to qualify the Preferred Securities and the Debentures for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that neither the Company nor the Trust shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Preferred Securities and the Debentures have been so qualified, the Company and the Trust will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date hereof. The Company and the Trust will also supply the Underwriters with such information as is necessary for the determination of the legality of the Preferred Securities for investment under the laws of such jurisdictions as the Underwriters may request.

(g) Reporting Requirements. The Company and the Trust, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(h) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i) DTC. The Trust and the Company will cooperate with the Underwriters and use their best efforts to permit the Preferred Securities and, if applicable, the Debentures, to be eligible for clearance and settlement through the facilities of The Depository Trust Company.

(j) Use of Proceeds. The Trust and the Company will use the proceeds referred to in the Prospectus under “Use of Proceeds” in the manner described therein.

(k) Restriction on Sale of Securities. During a period of 30 days from the date of the Prospectus, neither the Company nor the Trust will, without the prior written consent of Lehman, directly or indirectly, sell, offer to sell, grant any option for sale of, or otherwise dispose of, any Preferred Securities, any security convertible into or exchangeable into or exercisable for Preferred Securities or Debentures or any debt securities substantially similar to the Debentures or equity securities substantially similar to the Preferred Securities. The foregoing sentence shall not apply to the Preferred Securities or Debentures to be sold hereunder.

(l) Listing. The Company will use its best efforts to effect the listing of the Preferred Securities and, if applicable, the Debentures, on the New York Stock Exchange.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its and the Trust’s obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Preferred Securities, (iii) the preparation, issuance and delivery of the certificates for the Preferred Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Preferred Securities to the Underwriters, (iv) the fees and disbursements of the Company’s and the Trust’s counsel, accountants and other advisors, (v) the qualification of the Preferred Securities and the Debentures under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, if any, (vi) the printing and delivery to the Underwriters of copies of any preliminary prospectus, any Term Sheet and the Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, if any, (viii) the fees and expenses of any transfer agent or registrar for the Preferred Securities, (ix) the fees and expenses of the Indenture Trustee, the Institutional Trustee and the Guarantee Trustee, including the fees and disbursements of their counsel, (x) any fees payable in connection with the rating of the Preferred Securities and the Debentures, (xi) the cost and charges associated with the approval of the Preferred Securities by The Depository Trust Company for clearance and settlement, (xii) any filing fees required by the National Association of Securities Dealers, Inc., and (xiii) the fees and expenses incurred in connection with the listing of the Preferred Securities and, if applicable, the Debentures on the New York Stock Exchange.

(b) Termination of Agreement. If this Agreement is terminated in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Trust contained herein or in certificates of any officer or representative of the Company or any Trustee delivered pursuant to the provisions hereof, to the performance by the Company and the Trust of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

(b) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Miller, Hamilton, Snider & Odom, L.L.C., counsel for the Company, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(c) Opinion of Special Tax Counsel for the Trust and the Company. At the Closing Time, the Representatives shall have received an opinion, dated the Closing Time, of Miller, Hamilton, Snider & Odom, L.L.C., special tax counsel to the Trust and the Company, that (i) the Debentures will be classified for United States federal income tax purposes as indebtedness of the Company, (ii) the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation and (iii) although the discussion set forth in the Prospectus under the heading “United States Federal Income Taxation” does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities under current law. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(d) Opinion of Special Delaware Counsel for the Trust. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Richards, Layton & Finger, P.A., special Delaware counsel to the Trust and the Company, together with signed or reproduced copies of such letter for each of the Underwriters, to the effect set forth in

Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

(e) Opinion of Counsel for The Bank of New York. At the Closing Time, the Representatives shall have received an opinion, dated the Closing Time, of Emmit, Marvin & Martin, LLP, counsel to The Bank of New York, as Institutional Trustee, Indenture Trustee and Guarantee Trustee, in form and substance satisfactory to the Underwriters.

(f) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the validity of the Securities, the disclosure in the Registration Statement and the Prospectus and such other matters as the Underwriters may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(g) Officers’ Certificates. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, (A) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chairman of the Board and Chief Executive Officer or President of the Company and of the Chief Financial Officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties contained herein are true and correct with the same force and effect as though expressly made at and as of the Closing Time (except for representations or warranties which by their terms speak as of a different date or dates), (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are, to the best of the Company’s knowledge, threatened by the Commission, or (B) any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Trust, and the Representatives shall have received a certificate of a Regular Trustee of the Trust, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties contained herein are true and correct with the same force and effect as though expressly made at and as of the Closing Time (except for representations or warranties which by their terms speak as of a different date or dates), (iii) the Trust has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are, to the best of the Trust’s knowledge, threatened by the Commission.

(h) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and financial information contained in the Registration Statement and the Prospectus.

(i) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(j) Maintenance of Rating. At the Closing Time, the Preferred Securities shall be rated ● by Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc., ● by Moody’s Investors Service, Inc., and ● by Fitch, Inc., and the Company shall have delivered to the Underwriters a letter, dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Preferred Securities have such rating; and since the execution of this Agreement, there shall not have occurred a downgrading in or withdrawal of the rating assigned to the Preferred Securities or any of the Company’s preferred or debt securities by any “nationally recognized statistical rating agency,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Preferred Securities or any of the Company’s preferred or debt securities.

(k) Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to render the opinion referred to in Section 5(f), or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and Trust in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters.

(l) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6 and 7 shall survive any such termination and remain in full force and effect.

(m) Approval of Listing. At the Closing Time, the Preferred Securities and, if applicable, the Debentures shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. Each of the Company and the Trust jointly and severally agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Lehman expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification of Trust by Company. The Company agrees to indemnify the Trust against all loss, liability, claim, damage and expense whatsoever as due from the Trust under Section 6(a) hereunder.

(c) Indemnification of Trust, Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company and the Trust, the Company’s directors, each of the Company’s officers and Trustees of the Trust who signed the Registration

Statement, and each person, if any, who controls the Company and the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Lehman expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus, if any, or the Prospectus (or any amendment or supplement thereto).

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company, in each case reasonably acceptable to the indemnifying party. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein; then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust, on the one hand, and the Underwriters, on the other hand, from the offering of the Preferred Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Trust, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Trust, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Preferred Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Preferred Securities pursuant to this Agreement (before deducting expenses) indirectly received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Preferred Securities as set forth on such cover.

The relative fault of the Company and the Trust, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Trust or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Trust and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Preferred Securities set forth opposite their respective names in Schedule A hereto and not joint.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company and Trustee of the Trust who signed the Registration Statement, and each person, if any, who controls the Company or the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Trust. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Preferred Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Trustees of the Trust or any of its other subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Preferred Securities to the Underwriters.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company and the Trust, at any time at or prior to the Closing Time if (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof, including, without limitation, an act of terrorism, or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Preferred Securities or to enforce contracts for the sale of the Preferred Securities, (iii) trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (iv) a banking moratorium has been declared by either Federal, New York or Alabama authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Preferred Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of Preferred Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the number of Preferred Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Representatives shall be directed to Lehman at Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, attention of Fixed Income Syndicate (with a copy to the General Counsel); notices to the Trust shall be directed to it at The Bank of New York, c/o The Bank of New York Trust Company of Florida, N.A., 10161

Centurion Parkway, Jacksonville, Florida 32256, attention of Corporate Trust Administration and notices to the Company shall be directed to it at The Colonial BancGroup, Inc., One Commerce Street, P.O. Box 1108, Montgomery, Alabama 36101-1108, attention of William A. McCrary, General Counsel.

SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and the Trust and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Trust and their respective successors and the controlling persons and officers, trustees and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Trust and their respective successors, and said controlling persons and officers, trustees and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Preferred Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. Governing Law and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof. Specified times of day refer to New York City time.

SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Trust a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Trust in accordance with its terms.

Very truly yours,

THE COLONIAL BANCGROUP, INC.

By:
Name: Sarah H. Moore
Title: Chief Financial Officer

COLONIAL CAPITAL TRUST IV

By:
Name: William A. McCrary
Title: Regular Trustee

CONFIRMED AND ACCEPTED,
as of the date first above written:

LEHMAN BROTHERS INC.
STIFEL, NICOLAUS & COMPANY, INCORPORATED
For themselves and as Representatives of the several Underwriters named in Schedule A hereto.

By:	LEHMAN BROTHERS INC.

By:
Authorized Signatory

By:	STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:
Authorized Signatory

SCHEDULE A

Name of Underwriter	Number of Preferred Securities
Lehman Brothers Inc.
Stifel, Nicolaus & Company, Incorporated
Morgan Keegan & Company, Inc.
Sandler O’Neill & Partners, L.P.
Sterne, Agee and Leach, Inc.

Total	4,000,000

Sch. A-1

Exhibit A

Form of opinion, dated as of Closing Time, of Miller, Hamilton, Snider & Odom, L.L.C., counsel for the Company and the Trust, substantially to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the State of Delaware, and is duly registered as a financial holding company under the Bank Holding Company Act of 1956, as amended.

(ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement and the transactions contemplated thereunder.

(iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(iv) The Company has 200,000,000 shares of its common stock authorized, and, as of June 30, 2003, 124,255,988 shares of common stock were issued and outstanding; all of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(v) Colonial Bank, N.A. has been duly organized and is validly existing as a national association in good standing under the laws of the United States, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of Colonial Bank, N.A. has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, [and except that such shares act as security for the Company’s $25 million line of credit pursuant to a Revolving Credit Facility Letter, dated [July 21, 1999], between the Company and SunTrust Bank, Atlanta,] to our knowledge such shares are free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of Colonial Bank, N.A. was issued in violation of the preemptive or similar rights of any securityholder of Colonial Bank, N.A.

(vi) The Purchase Agreement has been duly authorized by the Company and has been duly executed and delivered by each of the Company and the Trust.

(vii) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(viii) The Debentures have been duly authorized, executed and delivered by the Company and, when the Debentures have been duly authenticated by the Indenture Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Trust, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(ix) The Declaration has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Declaration by The Bank of New York and The Bank of New York (Delaware), constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(x) The Guarantee Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xi) The Indenture, the Declaration and the Guarantee Agreement have each been duly qualified under the 1939 Act.

(xii) Based solely upon our review of the Delaware General Corporation Law and the Company’s Amended and Restated Certificate of Incorporation and Bylaws, no holder of any outstanding share of capital stock of the Company is entitled to any preemptive or similar rights to subscribe for the Preferred Securities or the Debentures.

(xiii) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(xiv) The statements made in (1) the Prospectus under the captions “Summary Information—Q&A,” “Risk Factors,” “Regulation and Supervision,” “Description of the Preferred Securities,” “Description of the Junior Subordinated Debentures,” “Description of the Preferred Securities Guarantee” and “Effect of Obligations Under the Preferred Securities, the Guarantee and Junior Subordinated Debentures,” (2) the Registration Statement under Item 15., (3) the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, and (4) the Company’s Quarterly Reports on Form 10-Q for the periods ending March 31, 2003 and June 30, 2003, under the caption “Item 1. Business—Certain Regulatory Considerations,” insofar as such statements purport to summarize certain provisions of the Preferred Securities, the Common Securities, the Debentures, the Indenture, the Declaration, the Guarantee Agreement and the Articles of Incorporation and By-Laws of the Company or to the extent that they constitute matters of law or legal conclusions, have been reviewed by such counsel and are correct in all material respects.

(xv) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion, and except for the qualification of the Declaration, the Indenture and the Guarantee Agreement under the 1939 Act, which has been effected) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or the due execution, delivery or performance of the Indenture, the Declaration and the Guarantee Agreement by the Company or for the offering, issuance, sale or delivery of the Securities.

(xvi) The execution, delivery and performance of the Purchase Agreement, the Indenture, the Declaration, the Guarantee Agreement and the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Trust with their obligations under the Purchase Agreement, the Indenture, the Declaration, the Guarantee Agreement, the Debentures and the Preferred Securities do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidies (including the Trust) that would result in a Material Adverse Effect pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any such subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any such subsidiary is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary of the Company or of the Declaration or other organizational documents of the Trust, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries (including the Trust) or any of their respective property or assets.

(xvii) Neither the Company nor the Trust is, and upon the issuance and sale of the Preferred Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus neither will be, required to be registered under the 1940 Act.

(xviii) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of such counsel, threatened, against or affecting the Company or any of its subsidiaries (including the Trust), of a character which is required to be disclosed in the Registration Statement which is not so disclosed or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder or contemplated thereunder

(xix) The Registration Statement was declared effective under the 1933 Act on September ●, 2003; any required filing of the Prospectus pursuant to Rule 424(b) under the 1933 Act has been made in the manner and within the time period required by Rule 424(b) and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose is pending or threatened by the Commission.

(xx) To the knowledge of such counsel, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(xxi) The Registration Statement, as of its effective date, and the Prospectus, as of its date, complied as to form in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, except that in each case such counsel need not express an opinion as to the financial statements, schedules and other financial data included therein or omitted therefrom or the exhibits to the Registration Statement.

Additionally, in giving its opinion, such counsel shall state that nothing has come to the attention of such counsel that would lead it to believe that the Registration Statement or any post-effective amendment thereto (except for financial statements and supporting schedules and other financial data included therein or omitted therefrom and for the Form T-1s, as to which such counsel need make no statement), at the time the Registration Statement or any post-effective amendment thereto became effective or at the date of the Purchase Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and supporting schedules and other financial data included therein or omitted therefrom, as to which such counsel need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit B

Form of opinion, dated as of Closing Time, of Richards, Layton & Finger, P.A., special Delaware counsel for the Trust, substantially to the effect that:

(i) The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Sections 3801, et seq.) (the “Act”). All filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made. Under the Declaration and the Act, the Trust has the requisite trust power and authority to conduct its business as described in the Prospectus.

(ii) The Declaration constitutes a legal, valid and binding obligation of the Company and each of the Trustees, and is enforceable against the Company and each of the Trustees, in accordance with its terms.

(iii) The Preferred Securities have been duly authorized for issuance by the Declaration, and, when duly issued, executed, authenticated, delivered and paid for in accordance with the Declaration and the Purchase Agreement, will be validly issued, fully paid and, subject to the qualifications set forth in paragraph 4 below, nonassessable undivided beneficial interests in the assets of the Trust and will entitle the Preferred Security Holders to the benefits of the Declaration. The issuance of the Preferred Securities is not subject to preemptive or other similar rights under the Act or the Declaration.

(iv) Under the Declaration and the Act, the Preferred Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; such counsel may express no opinion with respect to the liability of any Preferred Security Holder who is, was or may become a named trustee of the Trust. Such counsel may note that the Preferred Security Holders may be obligated, pursuant to the Declaration, (A) to provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Preferred Security Certificates and the issuance of replacement Preferred Security Certificates, and (B) to provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration.

(v) The Common Securities have been duly authorized for issuance by the Declaration and, when duly issued, executed, delivered and paid for in accordance with the Declaration, will be validly issued and fully paid undivided beneficial interests in the assets of the Trust and will entitle the Common Securityholder to the benefits of the Declaration. The issuance of the Common Securities is not subject to preemptive or other similar rights under the Act or the Declaration.

(vi) Under the Declaration and the Act, the Common Securityholder, as a beneficial owner of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; such counsel may express no opinion with respect to the liability of the

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Common Securityholder to the extent that it is, was or may become a named trustee of the Trust. Such counsel may note that the Common Securityholder may be obligated, pursuant to the Declaration to make payments or to provide indemnity or security as set forth in the Declaration.

(vii) Under the Declaration and the Act, the Trust has the requisite trust power and authority to execute and deliver the Purchase Agreement and to perform its obligations under the Purchase Agreement and to consummate the transactions contemplated thereby. Under the Declaration and the Act, the execution and delivery by the Trust of the Purchase Agreement, and the performance of its obligations thereunder, have been duly authorized by all requisite trust action on the part of the Trust.

(viii) Such counsel has reviewed the statements made in the Prospectus under the captions “Colonial Capital Trust IV” and “Description of the Preferred Securities” and, insofar as they contain statements of Delaware law, such statements are fairly presented.

The opinions expressed in paragraph (ii), (iii) and (v) above are subject, as to enforcement, to the effect upon the Declaration of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and transfer, and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

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